Exhibit 10.13(c)

SECOND AMENDMENT TO THE

ATLANTIC SOUTHEAST AIRLINES, INC.

INVESTMENT SAVINGS PLAN

THIS SECOND AMENDMENT is made on this 31st day of December, 2002, by ATLANTIC SOUTHEAST AIRLINES, INC., a corporation duly organized and existing under the laws of the State of Georgia (the “Primary Sponsor”).

W I T N E S S E T H:

WHEREAS, the Primary Sponsor maintains the Atlantic Southeast Airlines, Inc. Investment Savings Plan (the “Plan”) which was last amended on May       , 2002; and

WHEREAS, the Primary Sponsor now wishes to amend the Plan primarily to comply with and make changes permitted by the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”);

WHEREAS, this amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and any guidance issued thereunder; and

WHEREAS, this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan effective as of January 1, 2002:

1.             By deleting the existing Section 1.4 and substituting therefor the following:

“1.4         ‘Annual Compensation Limit’ means $200,000, which amount may be adjusted in subsequent Plan Years based on changes in the cost of living as announced by the Secretary of the Treasury.”

2.             By deleting the existing Section 1.13 and substituting therefor the following:

“1.4         ‘Disability’ means a disability of a Participant within the meaning of Code Section 72(m)(7), to the extent that the Participant is, or would be, entitled to disability retirement benefits under the federal Social Security Act or to the extent that the Participant is entitled to recover benefits under any long term disability plan or policy maintained by the Plan Sponsor.”

3.             By deleting the existing Section 1.18 and substituting therefor the following:

“1.18       ‘Eligible Retirement Plan’ means any of the following that will accept a Distributee’s Eligible Rollover Distribution:

(a)   an individual retirement account described in Code Section 408(a);

(b)   an individual retirement annuity described in Code Section 408(b);

(c)   an annuity plan described in Code Section 403(a) or an annuity contract described in Code Section 403(b);

(d)   a qualified trust described in Code Section 401(a); or

(e)   an eligible plan under Code Section 457(b) which is maintained by a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision and which agrees to separately account for amounts transferred into such plan from this Plan.

Effective for distributions after December 31, 2005, if any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account (as defined in Code Section 402A), an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account and a Roth IRA.”

4.             By deleting the existing Section 1.19 and substituting therefor the following:

“1.19       ‘Eligible Rollover Distribution’  means any distribution of all or any portion of the Distributee’s Account, except that an Eligible Rollover Distribution does not include:

(a)   any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years of more;

(b)   any distribution to the extent such distribution is required under Code Section 401(a)(9);

(c)   any distribution which is made upon hardship of the Employee; and

(d)   except as otherwise provided in this Section, the portion of any distribution that is not includable in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to employer securities).

‘Eligible Rollover Distribution’ shall include any portion of the distribution that is not includable in gross income provided such amount is distributed directly to one of the following:

(i)            an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); or

(ii)           a qualified trust as described in Code Section 401(a) but only to the extent that

(A)          the distribution is made in a direct trustee-to-trustee transfer;

(B)           the transferee plan is a defined contribution plan; and

(C)           the transferee plan agrees to separately account for amounts transferred (including a separate accounting for the portion of the distribution which is includable in income and the portion which is not includable in income).”

5.             By deleting the existing Section 1.37 and substituting therefor the following:

“1.37       ‘Rollover Amount’ means any amount transferred to the Fund by a Participant, which amount qualifies as an Eligible Rollover Distribution under Code Sections 402(c)(4), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), or 457(e)(16), and any regulations issued thereunder.  Rollover Amount does not include any amount that would not be includable in the Participant’s gross income if it was not rolled over.”

6.             By deleting the existing Section 1.39 and substituting therefor the following:

“1.39       ‘Termination of Employment’ means a severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) of an Employee from all Plan Sponsors and Affiliates for any reason other than death, Disability, or attainment of a Retirement Date.  Any absence from active employment of the Plan Sponsor and Affiliates by reason of an approved leave of absence shall not be deemed for any purpose under the Plan to be a Termination of Employment.  Transfer of an Employee from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a Termination of Employment.  In addition, transfer of an Employee to another employer (other than a Plan Sponsor or an Affiliate) in connection with a corporate transaction involving a sale of assets, merger, or sale of stock, shall not be deemed to be a Termination of Employment, for purposes of the timing of distributions under Section 8.1, if the employer to which such Employee is transferred agrees with the Plan Sponsor to accept a transfer of assets from the Plan to its tax-qualified plan in a trust-to-trust transfer meeting the requirements of Code Section 414(l).”

7.             By deleting the existing Section 3.1 and substituting therefor the following:

“3.1         (a)           Deferral Amounts.  The Plan Sponsor shall make a contribution to the Fund on behalf of each Participant who is an Eligible Employee and has elected to defer a portion of his Annual Compensation otherwise payable to him for the Plan Year and to have such portion contributed to the Fund.  Except to the extent permitted under Section 3.1(c) and Code Section 414(v), the contribution made by a Plan Sponsor on behalf of a Participant under this Section 3.1(a) shall be in one percent (1%) increments in an amount equal to the amount specified in the Participant’s deferral election, but not greater than twenty-five percent (25%) of the Participant’s Annual Compensation for the 2002 Plan Year, and not greater than fifty percent (50%) of the Participant’s Annual Compensation for every Plan Year thereafter.  Pursuant to Section 4 of Appendix C, the Plan Administrator may restrict the amount which Highly Compensated Employees may defer under this Section 3.1(a).

(b)           Limit on Deferral Amounts. Except to the extent permitted under Section 3.1(c) and Code Section 414(v), Elective Deferrals shall in no event exceed the limit set forth in Code Section 402(g) in any one taxable year of the Participant.  In the event the amount of Elective Deferrals exceeds Code Section 402(g) limit, in any one taxable year then,

(1)           not later than the immediately following March 1, the Participant may designate to the Plan the portion of the Participant’s Deferral Amounts which consist of excess Elective Deferrals, and

(2)           not later than the immediately following April 15, the Plan may distribute the amount designated to it under Paragraph (1) above, as adjusted to reflect income, gain, or loss attributable to it through the end of the Plan Year, and reduced by any ‘Excess Deferral Amounts,’ as defined in Appendix C hereto, previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within that taxable year.

The payment of the excess Elective Deferrals, as adjusted and reduced, from the Plan shall be made to the Participant without regard to any other provision in the Plan.  In the event that a Participant’s Elective Deferrals exceed the Code Section 402(g) limit, as adjusted, in any one taxable year under the Plan and other plans of the Plan Sponsor and its Affiliates, the Participant shall be deemed to have designated for distribution under the Plan the amount of excess Elective Deferrals, as adjusted and reduced, by taking into account only Elective Deferral amounts under the Plan and other plans of the Plan Sponsor and its Affiliates.

(c)           Catch-Up Contributions. Effective November 1, 2002, a Participant who is eligible to contribute Deferral Amounts to the Plan and who has attained age 50 on or before the last day of the Plan Year shall be eligible to elect to have a portion of his Annual Compensation otherwise payable to him for the Plan Year contributed by the Plan Sponsor to the Fund on his behalf as catch-up contributions in accordance with and subject to the limitations of, Code Section 414(v).  Contributions made pursuant to this Section 3.1(c) shall not be taken into account for purposes of implementing the limitations set forth in Section 3.1(a), 3.1(b) and Appendix A hereto.  The Plan shall not be treated as failing to satisfy the provisions of Appendix B, Appendix C or Code Section 410(b), as applicable, by reason of the making of the catch-up contributions as described in this Section 3.1(c).

(d)           Deferral Elections.  The elections under this Section 3.1 must be made before the Annual Compensation is payable and may only be made in such manner and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the percentage or dollar amount, as applicable, of Annual Compensation that the Participant desires to defer pursuant to Section 3.1(a) and/or 3.1(c) and to have contributed to the Fund.  Once a Participant has made an election for a Plan Year, the Participant may revoke or modify his election to increase or reduce the rate of future deferrals, as provided in the administrative procedures established by the Plan Administrator.”

8.             By deleting the existing Section 3.4 and by substituting therefor the following:

“3.4         Rollover Contributions.  Any Eligible Employee may, with the consent of the Plan Administrator and subject to such rules and conditions as the Plan Administrator may prescribe (which may include without limitation prohibitions against transferring certain categories of Rollover Amounts to the Plan), transfer a Rollover Amount to the Fund; provided, however, that the Plan Administrator shall not administer this provision in a manner which is discriminatory in favor of Highly Compensated Employees.”

9.             By deleting the existing header language of Section 7.1 and substituting therefor the following:

“7.1         ‘Hardship Withdrawals.’  The Trustee shall, upon the direction of the Plan Administrator, withdraw all or portion of a Participant’s Deferred Account consisting of Deferral Amounts (but not earnings thereon), including Catch-Up Contributions made pursuant to Section 3.1(c), prior to the time such account is otherwise distributable in accordance with the other provisions of the Plan; provided, however, that any such withdrawal shall be made only if the Participant is an Employee and demonstrates that he is suffering from ‘hardship’ as determined herein.  For purposes of this Section, a withdrawal will be deemed to be an account of hardship if the withdrawal is on account of:”

10.           By deleting the existing Section 7.2(a)(2) and by substituting therefor the following:

“(2)         the Plan Sponsor shall not permit Elective Deferrals, including catch-up contributions as described in Code Section 414(v), or after-tax employee contributions to be made to the Plan or any other plan maintained by the Plan Sponsor, for a period of six (6) months after the Participant receives the withdrawal pursuant to this Section.”

11.           By deleting the existing Section 7.2(a)(3) in its entirety.

12.           By deleting the existing Section 8.2(b) and by substituting therefor the following:

“(b)         his Matching Account computed according to the following vesting schedule provided he has completed at least one hour of Service during or after the 2002 Plan Year:

Full Years of Vesting Service	Percentage Vested
Less than 2	10%
2	20%
3	40%
4	60%
5	80%
6 or more	100%”

13.           By deleting the existing Section 8.6 in its entirety.

14.           By deleting the existing Section 11.1(a) in its entirety and by substituting therefor the following:

“(a)         If the vested Account balance of a Participant or a Beneficiary of a deceased Participant (in the case of a deceased Participant who did not begin to receive payment of his vested Account balance before his death) is $5,000 or less, without consideration of amounts attributable to a Participant’s Rollover Account, it shall be distributed in one lump sum as soon as administratively practicable after the Participant or Beneficiary is eligible for a distribution pursuant to Article 8, 9, or 10, as applicable.”

15.           By deleting the existing header language of Section 11.1(b) and substituting therefor the following:

“(b)         If the vested Account balance of a Participant or a Beneficiary of a deceased Participant (in the case of a deceased Participant who did not begin to receive payment of his vested Account balance before his death) exceeds $5,000, without consideration of amounts attributable to a Participant’s Rollover Account, and the Participant or Beneficiary is eligible for a distribution pursuant to Article 8, 9, or 10, as applicable, the Participant or Beneficiary will receive payment of the Account in one lump sum unless the Participant elects to receive payment in one of the forms listed below as soon as administratively practicable after the Participant’s or Beneficiary’s written request to the Plan Administrator for payment of the vested Account balance.”

16.           Effective as of January 1, 2003, by deleting the existing Sections 11.5(d) and (e) and substituting therefor the following:

“(d)         Distributions will be made in accordance with Code Section 401(a)(9) and the regulations issued thereunder, including the incidental benefit requirements.  Notwithstanding the foregoing, effective as of January 1, 2003, any distributions pursuant to Code Section 401(a)(9) shall be administered in accordance with the requirements of Appendix D hereto.”

16.           By deleting the existing Article 20 to the Plan and substituting therefor the following:

“ARTICLE 20

INCORPORATION OF SPECIAL LIMITATIONS

Appendices A, B, C and D to the Plan, attached hereto, are incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary contained herein.”

17.           Effective as of January 1, 2002, by deleting the existing Section 1 of Appendix A and substituting therefor the following:

“Except to the extent permitted under Plan Section 3.1(c) and Code Section 414(v), if applicable, the Annual Addition for any Participant for any one limitation year may not exceed the lesser of:

(a)           $40,000, as adjusted under Code Section 415(d); or

(b)           100% of the Participant’s Annual Compensation.

The limit described in Subsection (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition.”

18.           By deleting Section 2 of Appendix A to the Plan and substituting therefor the following:

“For the purposes of this Appendix A, the term ‘Annual Addition’ for any Participant means for any Limitation Year, the sum of certain Plan Sponsor, Affiliate, and Participant contributions, forfeitures, and other amounts as determined in Code Section 415(c)(2) in effect for that Limitation Year.  Participant contributions shall be determined without regard to Rollover Amounts, employee contributions to a simplified employee pension which are excludable from gross income under Code Section 408(k)(6), and catch-up contributions as described in Code Section 414(v).”

19.           By adding the following paragraph to the end of Section 6 of Appendix A to the Plan:

“Notwithstanding anything contained in the Plan to the contrary, the Plan Administrator may modify the provisions of this Section 6 with respect to reduction of Participant’s accounts in accordance with such procedures as the Plan Administrator may establish with respect to catch-up contributions described in Code Section 414(v).”

20.           By deleting Section 1(b) of Appendix B to the Plan and substituting therefor the following:

“(b)         ‘Key Employee’ means an Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date was:

(1)           an officer of the Plan Sponsor or any Affiliate whose Annual Compensation was greater than $130,000 (as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury for Plan Years beginning after December 31, 2002) for the calendar year in which the Plan Year ends, where the term ‘officer’ means an administrative executive in regular and continual service to the Plan Sponsor or an Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of Clause (A) or (B) of this Subparagraph (1), where:

(A)          equals fifty (50) employees; or

(B)           equals the greater of (I) three (3) employees or (II) ten percent (10%) of the number of Employees during the Plan Year, with any non-integer being increased to the next integer.

If for any year, no officer of the Plan Sponsor meets the requirements of this Subparagraph (1), the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Subparagraph (1);

(2)           an owner of more than five percent (5%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate; or

(3)           an owner of more than one percent (1%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than one percent (1%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, and who in such Plan Year had Annual Compensation from the Plan Sponsor and all of its Affiliates of more than $150,000.

For purposes of determining ownership under Subsections (2) and (3) above, the rules set forth in Code Section 318(a)(2) shall be applied as follows (i) in the case of any Plan Sponsor or Affiliate which is a corporation, by substituting five percent (5%) for fifty percent (50%) and, (ii) in the case of any Plan Sponsor or Affiliate which is not a corporation, ownership shall be determined in accordance with Treasury Regulations which shall be based on principles similar to the principles of Code Section 318 (modified as described in Clause (i) above).”

21.           By deleting Subsection (d)(1)(A)(i) of Section 1 of Appendix B to the Plan and substituting therefor the following:

“(i)          the present value of the cumulative Accounts (excluding catch-up contributions as described in Code Section 414(v) made in the Plan Year in which the determination is being made) under the Plan for all Key Employees exceeds sixty percent (60%) of the present value of the cumulative Accounts (excluding catch-up contributions as described in Code Section 414(v) for the current Plan Year) under the Plan for all Participants; and”

22.           By deleting Subsection (d)(3)(C) of Section 1 of Appendix B to the Plan and substituting therefor the following:

“(C)         For purposes of determining the present value of the cumulative accrued benefit under a plan for any Participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the Participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the one-year period ending on the Determination Date or the last day of the Plan Year that falls within the calendar year in which the Determination Date falls.  In the case of a distribution made with respect to a Participant made for a reason other than separation from service, death, or Disability, this provision shall applied by substituting a five-year period for the one-year period.”

23.           By deleting Subsection (d)(3)(F) of Section 1 of Appendix B to the Plan and substituting therefor the following:

“(F)         For purposes of this Paragraph (3), if any Employee has not performed any service for a Plan Sponsor or an Affiliate maintaining the Plan during the one-year period ending on the Determination Date, any accrued benefit for than Employee shall not be taken into account.”

24.           By deleting Subsection (b)(1) of Section 2 of Appendix B to the Plan and substituting therefor the following:

“(b)         (1)           The percentage referred to in Subsection (a) of this Section for any Plan Year shall not exceed the percentage at which allocations are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom the percentage is highest for a Plan Year.  For purposes of this Paragraph, an allocation to the Account of a Key Employee resulting from any Plan Sponsor contribution attributable to a salary reduction or similar agreement shall be taken into account but allocations of catch-up contributions as described in Code Section 414(v) shall not be taken into account.”

25.           By deleting Subsection (d)(4) of Section 3 of Appendix C to the Plan and substituting therefor “[Reserved].”

26.           By deleting the existing Section 4 of Appendix C to the Plan and substituting therefor the following.

“The Plan Administrator shall have the responsibility of monitoring the Plan’s compliance with the limitations of this Appendix C and shall have the power to take all steps it deems necessary or appropriate to ensure compliance, including, without limitation, restricting the amount which Highly Compensated Eligible Participants can elect to have contributed pursuant to Plan Section 3.1(a).  Any actions taken by the Plan Administrator pursuant to this Section 4 shall be pursuant to non-discriminatory procedures consistently applied.”

27.           By deleting Subsection (d) of Section 5 of Appendix C and substituting therefor “[Reserved].”

28.           By deleting Subsection (e) of Section 5 of Appendix C and substituting therefor the following:

“The ‘Actual Contribution Percentage’ a group of Eligible Participants for a Plan Year is equal to the average of the ratios, calculated separately for each Participant, of (A) to (B), where (A) is the amount of Matching Contributions under the Plan (excluding Qualified Matching Contributions which are used to apply the test set forth in Section 2 of this Appendix C) and nondeductible employee contributions made under the Plan for the Eligible Participant for the Plan Year, and where (B) is the Annual Compensation of the Eligible Participant for the Plan Year. Except to the extent limited by Treasury Regulation Section 1.401(m)-1(b)(5) and any other applicable regulations promulgated by the Secretary of the Treasury, a Plan Sponsor may elect to treat Salary Deferral Contributions and Qualified Nonelective Contributions as Matching Contributions for the purpose of determining the Actual Contribution Percentage, provided the Salary Deferral Contributions, excluding those treated as Matching Contributions, satisfy the test set forth in Section 2 of Appendix C.”

29.           Effective as of January 1, 2003, by adding the following Appendix D:

“APPENDIX D

MINIMUM DISTRIBUTION REQUIREMENTS

SECTION 1

GENERAL RULES

(a)           Effective Date and Precedence.  The provisions of this Appendix D will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The requirements of this Appendix D will take precedence over any inconsistent provisions of the Plan.

(b)           Requirements of Treasury Regulations Incorporated.  All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(c)           TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Appendix D, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

SECTION 2

TIME AND MANNER OF DISTRIBUTION

(a)           Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)           Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed as follows:

(1)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by the later of:

(A)          December 31 of the calendar year immediately following the calendar year in which the Participant died, or

(B)           by December 31 of the calendar year in which the Participant would have attained age 70½.

(2)           If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)           If there is no Designated Beneficiary, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b) (but without regard to Section 2(b)(1) above), will apply as if the surviving spouse were the Participant.

For purposes of this Section 2(b) and Section 4 of this Appendix, unless Section 2(b)(4) of this Appendix applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If Section 2(b)(4) of this Appendix applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c)           Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3 and 4 of this Appendix D.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations issued thereunder.

SECTION 3

REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME

(a)           Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1)           the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)           if the Participant’s sole Designated Beneficiary throughout the entire Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(b)           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

SECTION 4

REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH

(a)           Death On or After Date Distributions Begin.

(1)           Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)            The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)          If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)           No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s

Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)           Death Before Date Distributions Begin.

(1)           Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 4(a).

(2)           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)           Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix D, this Section (b) will apply as if the surviving spouse were the Participant.

(4)           Alternative for Distributions to Designated Beneficiaries.  In lieu of receiving distributions as required under Subsection (1) and (3) above, the Designated Beneficiary may elect to take distribution of the Participant’s entire interest on or before the December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

SECTION 5

DEFINITIONS

As used in this Appendix D, the following words and phrases shall have the meaning set forth below:

(a)           Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 1.5 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.  For purposes of this Appendix the Designated Beneficiary (or the fact that there is no Designated Beneficiary) shall be determined on the September 30 of (except for Section 3(a)(2) above) the year following the year in which the Participant died.

(b)           Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 2(b).  The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)           Life Expectancy.  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(d)           Participant’s Account Balance.  The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date.  The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(e)           Required Beginning Date.  The date specified in Section 11.4(c) of the Plan.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Second Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Second Amendment to be executed on the day and year first above written.

ATLANTIC SOUTHEAST AIRLINES, INC.

By:	/s/

Title:	VP Human Resources